VW CREDIT, INC. -- SERVICER                                              Page 1
23-Feb-98
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
--------------------
                                                     From        To      Days
                                                     -----       --      ----
Current Interest Period                             1/15/98    2/16/98    33

Series Allocation Percentage                                         100.00%

Initial Principal Balance                                   $375,000,000.00
Outstanding Principal Balance                               $375,000,000.00
Principal Balance of Receivables for Determination Date     $500,468,476.75
Amount Invested in Receivables on Series Issuance Date      $375,000,000.00
Initial Invested Amount                                     $375,000,000.00
Invested Amount at the Beginning of Period                  $375,000,000.00
Invested Amount                                             $375,000,000.00
Required Subordinated Amount                                $ 63,944,652.02
Excess Funded Amount                                        $          0.00

Available Subordinated Amount (previous period)             $ 87,546,281.85
Incremental Subordinated Amount (previous period)           $ 10,099,374.83

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                    $  1,875,000.00
Yield Supplement Account Beginning Balance                  $  1,875,000.00
Yield Supplement Account Required Amount                    $  1,875,000.00

Reserve Fund Initial Deposit                                $  1,875,000.00
Reserve Fund Required Amount                                $  1,875,000.00
Reserve Fund Beginning Balance                              $  1,875,000.00

Outstanding Carryover Amount - Beginning Balance            $          0.00
Yield Supplement Account Draw Amount                        $          0.00
Outstanding Carryover Amount - Ending Balance               $          0.00
Yield Supplement Account Balance - Ending Balance           $  1,875,000.00
Yield Supplement Account Required Deposit Amount            $          0.00

Reserve Fund Draw Amount                                    $          0.00
Reserve Fund Ending Balance                                 $  1,875,000.00
Reserve Fund Required Deposit Amount                        $          0.00

1-month LIBOR Rate (annualized)                                   5.5937500%
Certificate Coupon (annualized)                                   5.7537500%
Prime Rate (annualized)                                           8.5000000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.9662500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $543,523,353.58
Pool Balance at the Ending of Period                        $507,331,321.25
Average Aggregate Principal Balance                         $525,427,337.42

Aggregate Principal Collections                             $247,860,097.30
New Principal Receivables                                   $211,668,064.97
Receivables Added for Additional Accounts                   $          0.00
Investor Default Amount                                     $          0.00
Net Losses                                                  $          0.00
Monthly Interest Accrued, but not Paid                      $          0.00
Ineligible Receivables                                      $          0.00
Ineligible Receivables in Prior Collection Period           $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts  $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                       $          0.00
Spread Over Prime for Portfolio                                        0.22%
Weighted Average Interest Rate                                         8.72%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)      0.00%


PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                               $41,168,364.46
Used Vehicle Percentage                                         8.115%
Used Vehicle Percentage During Last Collection Period           7.888%
Early Amortization Event?                                       NO
Largest Dealer or Dealer Affiliation Balance                    $20,153,277.16
Largest Dealer Percentage                                       3.708%
Aggregate Principal Amount of Receivables of Dealers
  over 2%                                                       $12,279,542.70
Aggregate % Principal Amount of Receivables of Dealers
  over 2%                                                       2.420%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                 $251,700,605.27
Aggregate Amount of Interest Collections                        $3,840,507.97
Investment Proceeds                                             $0.00
Aggregate Amount of Principal Collections                       $247,860,097.30
Asset Receivables Rate                                          7.033%
Use Asset Receivables Rate?                                     NO
Carryover Amount (this Distribution Date)                       N/A
Total Carryover Amount                                          N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                            47.17%
Previous Collection Period Monthly Payment Rate                 44.52%
Monthly Payment Rate 3 months ago                               44.76%
3-month Average Payment Rate                                    45.48%
12-month Minimum Payment Rate                                   44.52%
Early Amortization Event?                                       NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                        YES
Last Day of Revolving Period                                    N/A
Invested Amount as of Last Day of Revolving Period              N/A
Accumulation Period Length (months)                             N/A
First Accumulation Date                                         TO BE DETERMINED
Expected Final Payment Date                                     N/A
Required Participation Percentage                               4.00%
Principal Funding Account Balance                               $0.00
Principal Payment Amount                                        $0.00
Controlled Deposit Amount                                       $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
i.    Monthly Interest Distribution                             $1,977,851.56
ii.   Monthly Servicing Fee Distribution                        $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                  $0.00
iv.  Investor Default Amount Distribution                       $0.00
v.  Outstanding Carryover Amount Distribution                   $0.00
vi. Yield Supplement Account Deposit Amount Distribution        $0.00
                                                                -----
Excess Servicing                                                $359,379.09

Excess Servicing (Previous Period)                              $1,115,550.99


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                               $0.0
Draw Amount                                                     $0.0

VW CREDIT, INC. -- SERVICER                                            Page 2
23-Feb-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------


                    Collections            ACCRUAL         DISTRIBUTION
                ------------------       ------------    ----------------
From:                    15-Jan-98
To:                      16-Feb-98
Days:                           32

LIBOR RATE              5.5937500%
(1 month)

SERIES #                  1      Active
VCI RATING:             N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                         Series                                     Excess    Required        Required       Outstanding
Series        Series   Allocation     Invested       Subordinated   Funded  Participation  Participation     Certificate
Number         NAME    Percentage      Amount           Amount      Amount   Percentage        Amount          Balance
-------- ------------- ----------  ---------------  --------------  ------  -------------  --------------  ---------------
         Trust                     $375,000,000.00  $63,944,652.02   $0.00       N/A       $15,000,000.00
1        Series 1996-1   100.00%   $375,000,000.00  $63,944,652.02   $0.00     4.00%       $15,000,000.00  $375,000,000.00

VW CREDIT, INC. -- SERVICER                                             PAGE 3
23-Feb-98
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                  EXCESS SPREAD CALCULATION
---------------                                                  -------------------------
Initial Invested Amount               $375,000,000.00            Weighted Average Rate Charged to   8.72%
                                                                 Dealers
Invested Amount                       $375,000,000.00            LIBOR                              5.59%
Controlled Accumulation Amount        $          0.00            Certificate Rate (LIBOR+16         5.75%
                                                                 b.p.)
Required Subordinated Amount          $ 63,944,652.02            Servicing Fee Rate                 1.00%
Annualized Servicing Fee Rate                    1.00%           Investor Net Losses                0.00%
                                                                                                    ----
First Controlled Accumulation Date     TO BE DETERMINED          Excess Spread                      1.97%
Accumulation Period Length (months)         N/A
Expected Final Payment Date                 N/A
Initial Settlement Date                     28-Mar-96
Required Participation Percentage                4.00%
Subordinated Percentage                         14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                             REQUIRED           EXCESS
                                               SERIES 1996-1         INVESTED              SUBORDINATED         FUNDING
Principal Receivables                              TOTAL              AMOUNT                  AMOUNT            AMOUNT
---------------------                         ---------------     ---------------     ----------------------    -----
Series Allocation Percentage                           100.00%
Beginning Balance                             $375,000,000.00     $375,000,000.00             $63,944,652.02            $0.00
  Floating Allocation Percentage                   68.99%              68.99%
  Fixed Allocation Percentage                       N/A

Principal Collections                         $247,860,097.30     $247,860,097.30              N.A.              N.A.
New Principal Receivables                     $211,668,064.97     $211,668,064.97              N.A.              N.A.
Principal Default Amounts                     $          0.00     $          0.00              N.A.              N.A.
Receivables Added for Additional Accounts     $          0.00     $          0.00              N.A.              N.A.
Controlled Deposit Amount                     $          0.00                 N/A              N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                    100.00000000%

Ending Balance                                $375,000,000.00     $375,000,000.00             $63,944,652.02            $0.00
  Floating Allocation Percentage                   73.92%              73.92%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                          $  2,649,730.65
Recoveries on Receivables Written Off         $          0.00
Investment Income                             $          0.00

VW CREDIT, INC. -- SERVICER                                             Page 4
23-Feb-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                         Current               Previous
----------------------------------                         -------               --------
Available Subordination Amount (Previous)                 $87,546,281.85        $89,917,386.99
  Required Subordination Draw Amount                      $         0.00                   N/A
  Reserve Fund Funds to Inv. Default Amount               $         0.00                   N/A
  Excess Servicing (Previous Period)                      $ 1,115,550.99        $ 1,115,550.99
                                                          --------------
(a) Available Subordinated Amount?                        $88,661,832.84        $91,032,937.98

(b) Available Subordinated Amount?                        $53,571,428.57        $53,571,428.57

Available Subordinated Amount                             $87,820,130.47        $87,546,281.85

Incremental Subordinated Amount                           $10,373,223.45        $10,099,374.83
  Overconcentration Amount                                $12,279,542.70        $12,808,240.85

Beginning Reserve Fund Balance                            $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Required Balance                             $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Draw                                         $         0.00                   N/A
Reserve Fund Required Deposit                             $         0.00                   N/A
Reserve Fund Deposit Amount                               $         0.00                   N/A
Reserve Fund Release                                      $         0.00                   N/A
Ending Reserve Fund Balance                               $ 1,875,000.00        $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                            $ 3,840,507.97        $ 2,967,107.18
  Certificateholder Interest Collections                  $ 2,649,730.65        $ 2,383,518.91
  Subordinate Interest Collections                        $   451,829.61        $   404,694.84
Investment Income                                         $         0.00        $         0.00
Reserve Fund Balance                                      $ 1,875,000.00        $ 1,875,000.00
                                                          --------------
Total Interest  Available                                 $ 4,976,560.26        $ 4,663,213.75

Interest Shortfall                                        $         0.00                   N/A
Additional Interest                                       $         0.00                   N/A
Carry-over Amount                                         $         0.00        $   802,189.77
Carry-over Shortfall                                      $         0.00                   N/A
Additional Carry-over Shortfall                           $         0.00                   N/A

Monthly Servicing Fee                                     $   437,856.11        $   420,974.81
Investor Monthly Servicing Fee                            $   312,500.00        $   312,500.00